Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the accompanying Quarterly Report on Form 10-Q of Financial Federal Corporation for the quarter ended January 31, 2004, the undersigned officer, being the Chief Financial Officer of Financial Federal Corporation, hereby certifies pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) such Quarterly Report on Form 10-Q for the quarter ended
     January 31, 2004 fully complies with the requirements of
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934;
     and

     (2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended January 31, 2004 fairly presents, in all material respects, the financial condition and results of operations of Financial Federal Corporation.

     A signed original of this written statement required by section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

     The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.



March 10, 2004                     /s/ Steven F. Groth
--------------                     ----------------------------------
Date                               Steven F. Groth
                                   Chief Financial Officer and Senior
                                   Vice President